UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2008 (October 9, 2008)

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01, “Completion of Acquisition or Disposition of Assets”

On October 9, 2008, after receiving all necessary regulatory approvals, Moody’s Corporation completed its acquisition of Fermat International, a leading provider of risk and performance management software to the global banking sector.

Moody’s purchased Fermat for €132.5 million (approximately $181 million, based on a euro/dollar exchange rate of 1.3632) in cash, subject to customary closing adjustments. An additional sum of up to €25 million (approximately $34 million, based on a euro/dollar exchange rate of 1.3632) in consideration may be paid based on achievement of certain financial targets by year-end 2008. The acquisition was funded primarily from offshore cash on hand, and Fermat will operate as part of Moody’s Analytics.

Item 9.01, “Financial Statements and Exhibits”

(d) Exhibits

99.1	Press release of Moody’s Corporation dated October 9, 2008, announcing the closing of its acquisition of Fermat International.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins
Senior Vice President and General Counsel

Date: October 16, 2008

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release of Moody’s Corporation dated October 9, 2008, announcing the closing of its acquisition of Fermat International.